Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS		INVESTOR RELATIONS

Sherrie Gutierrez		Laura Guerrant
Aviza Technology, Inc.		Guerrant Associates
Corporate Marketing Manager		Principal
Phone:	+1 (831) 439-6382	Phone:	+1 (808) 882-1467
Fax:	+1 (831) 439-6223	Fax:	+1 (808) 882-1267
sherrie.gutierrez@avizatechnology.com		lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY AND KB HOME SOUTH BAY INC.

ENTER INTO PROPERTY SALE AGREEMENT

SCOTTS VALLEY, Calif., March 16, 2006—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets, today announced that it has entered into an agreement to sell the property on which Aviza’s worldwide headquarters and batch systems manufacturing facilities are currently located to KB HOME South Bay Inc. (“KBSB”). The property is situated on approximately 43 acres of land located in the unincorporated area of Scotts Valley, located in Santa Cruz County, California.

The stated purchase price in the agreement is $26,000,000, subject to upward or downward adjustment prior to closing based on a number of factors. If the purchase price is ultimately determined to be less than $22,000,000, Aviza has the right to terminate the agreement. More information about the agreement, including a copy of the agreement, can be found in the Current Report on Form 8-K that Aviza filed today with the Securities and Exchange Commission.

“Our headquarters and batch systems manufacturing facilities are located on property that has drawn interest from various development firms and homebuilders alike since Aviza was formed in 2003,” said Jerry Cutini, President and CEO of Aviza Technology, Inc. “We are currently evaluating other potential locations here in the South Bay Area for our headquarters and manufacturing facilities. Our agreement with KBSB provides us the time to explore all of those options so that we can make a decision that will benefit the company and our employees. However, we do not currently anticipate relocating our headquarters and manufacturing facilities prior to 2007.”

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. These forward-looking statements include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. Many factors could cause our actual results to differ materially from those projected in these forward-looking statements. Some of these factors and other important factors are detailed in our various Securities and Exchange Commission filings, particularly in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, copies of which are available from us without charge. Please review these filings and do not place undue reliance on these forward-looking statements. We assume no obligation to update forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. is a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets. Aviza offers both front-end-of-line (FEOL) and back-end-of-line (BEOL) process applications including products for atomic layer deposition (ALD), diffusion and low pressure chemical vapor deposition (LPCVD) furnaces, atmospheric pressure CVD (APCVD), CVD, etch and physical vapor deposition (PVD). The company is publicly traded on the NASDAQ National Market (NASDAQ: AVZA). Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the UK, Germany, France, Italy, Taiwan, China, Japan, Korea, Singapore and Malaysia. Additional information about the company can be found at http://www.avizatechnology.com.

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